Exhibit 10.18

AMENDMENT NUMBER THREE

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and among

PENNYMAC LOAN SERVICES, LLC,

PENNYMAC HOLDINGS, LLC,
PENNYMAC CORP.

and

CITIBANK, N.A.

This AMENDMENT NUMBER THREE (this “Amendment Number Three”) is made this 9th day of May, 2018, by and among PENNYMAC CORP. (“PMAC”), PENNYMAC HOLDINGS, LLC (together with PMAC, each a “Seller” and collectively, the “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers, Servicer and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Sellers and Servicer represent to Buyer that the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1.Amendments. Effective as of May 9, 2018 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by adding the new definition of “May 2018 Supplemental Commitment Fee” in the appropriate alphabetical order to read as follows:

“May 2018 Supplemental Commitment Fee” shall have the meaning assigned to it in the Pricing Side Letter.

(b)Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean June 8, 2018 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c)Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from May 9, 2018 to June 8, 2018, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on May 10, 2018 through June 8, 2018, equal to the May 2018 Supplemental Commitment Fee.  The May 2018 Supplemental Commitment Fee shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim and shall be due and payable on or prior to May 9, 2018.  Buyer may, in its sole discretion, net all or any portion of the May 2018 Supplemental Commitment Fee then due and payable from the proceeds of any Purchase Price paid to Sellers.  The May 2018 Supplemental Commitment Fee is and shall be deemed to be fully earned and non-refundable as of May 9, 2018.

Section 2.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Three (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 3.Representations.  Sellers and Servicer hereby represent to Buyer that as of the date hereof, the Seller Parties and Servicer are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 4.Binding Effect; Governing Law.  This Amendment Number Three shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER THREE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

Section 5.Counterparts.  This Amendment Number Three may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Three need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Three to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.,
(Seller)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC HOLDINGS, LLC,
(Seller)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Andrew S. Chang
Name:	Andrew S. Chang
Title:	Senior Managing Director and Chief Financial Officer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.